Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted

Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies in his or her capacity as an officer of Sangamo Therapeutics, Inc. (the “Company”), that, to the best of his or her knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alexander D. Macrae
Alexander D. Macrae
President and Chief Executive Officer
(Principal Executive Officer)
Date: August 9, 2017
/s/ Kathy Y. Yi
Kathy Y. Yi
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: August 9, 2017